                                      News Release

Sanchez Production Partners LP
Announces Public Offering of Common Units

HOUSTON--(GLOBE NEWSWIRE)--Nov. 10, 2016--Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today announced that it has commenced an underwritten public offering of 8,823,529 common units representing limited partner interests in SPP, at an anticipated public offering price between $16.00 and $18.00 per common unit, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”). SPP expects to grant the underwriters a 30-day option to purchase up to an additional 1,323,530 common units at the public offering price. SPP intends to use the net proceeds received in connection with the offering as follows: (i) approximately $80 million to acquire a 50% equity interest in Carnero Processing, LLC (“Carnero Processing”) from Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy”); (ii) approximately $24.9 million to pay the purchase price, after normal and customary adjustments, for certain wellbores and escalating working interests and other production assets that SPP intends to acquire from Sanchez Energy; and (iii) the remaining net proceeds to repay borrowings outstanding under the Partnership’s credit facility (including borrowings that may result from the Partnership’s letters of credit, if any).

Citigroup, RBC Capital Markets, BofA Merrill Lynch and Johnson Rice & Company L.L.C. are acting as the joint book-running managers for the offering and Johnson Rice & Company L.L.C. is acting as the structuring agent. Seaport Global Securities, Stephens Inc. and Tudor, Pickering, Holt & Co. are acting as the co-managers for this offering.  The offering is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933. When available, a copy of the preliminary prospectus may be obtained from:

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Citigroup c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Phone: (800) 831-9146	RBC Capital Markets 200 Vesey Street, 8th Floor New York, NY 10281-8098 Attention: Equity Syndicate Phone: (877) 822-4089 Email: equityprospectus@rbccm.com
BofA Merrill Lynch NC1-004-03-43 200 North College Street, 3rd Floor Charlotte, NC 28255-0001 Attention: Prospectus Department Email: dg.prospectus_requests@baml.com	Johnson Rice & Company L.L.C. 639 Loyola Avenue, Suite 2775 New Orleans, LA 70113 Attention: Syndicate Department Phone: (800) 443-5924

When available, to obtain a copy of the preliminary prospectus free of charge, visit the SEC’s website at www.sec.gov.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About the Partnership

SPP is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and production assets in North America.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit, Webb and La Salle Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership previously announced and continues to explore the possible divestiture of its remaining assets and operations in Oklahoma and Kansas.

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Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about the timing and size of the offering, the expected public offering price and the use of proceeds; our business strategy; acquisition and disposition strategy; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in the preliminary prospectus for the offering, our SEC filings and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to (and expressly disclaim any obligation to) publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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COMPANY CONTACT:

Charles C. Ward
Chief Financial Officer

(877) 847-0009

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